Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Aventerra Explorations Inc., on Form S-1, of our report dated April 29, 2008 for the consolidated financial statements of Aventerra Explorations Inc. as of December 31, 2007, and for the period from February 27, 2007 (inception) to December 31, 2007. We also consent to the reference to us under the heading “Experts” in this registration statement.

MALONE & BAILEY, P.C.

www.malone-bailey.com
Houston, Texas

May 28, 2008